                                POWER OF ATTORNEY

I the undersigned officer of The Lincoln National Life Insurance Company, hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Annuity Account C (Multi-Fund), which were previously executed by me and do hereby severally constitute and appoint Kelly
D. Clevenger, Jeffrey K. Dellinger, and Steven M. Kluever, my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all amendments to Registration Statement No. 33-25990 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed on January 6, 2000.


SIGNATURE                               TITLE
---------                               ------

/s/ Jon A. Boscia                       President and Director
-----------------                       (Principal Executive Officer)
Jon A. Boscia




STATE OF PENNSYLVANIA)
               )SS:
COUNTY OF PHILADELPHIA)

                                        Subscribed and sworn to
                                        before me this 6th day of
                                        January, 2000.

                                        Judith M. Callihan
                                        -------------------------
                                        Notary public

                                        Commission Expires: Oct. 18, 2003